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                                                                  EXHIBIT 10.3


                                    EXHIBIT A

                          FIRST SUPPLEMENTAL INDENTURE

     This FIRST SUPPLEMENTAL INDENTURE, dated as of September 9, 1996, is between The Grand Union Company, a corporation duly organized and existing under the laws of the State of Delaware, and IBJ Schroder Bank & Trust Company, a banking company organized under the laws of the State of New York, as Trustee (the "Trustee").

                             RECITALS OF THE COMPANY

     The Company and the Trustee have entered into an Indenture dated as of June 15, 1995 (the "Indenture").

     The Company has duly authorized certain amendments to the Indenture.

     All things necessary to make this First Supplemental Indenture and the Indenture as supplemented by this First Supplemental Indenture a valid and binding agreement of the Company, enforceable in accordance with their respective terms, have been done.

     The Company desires to supplement the Indenture as provided herein.

     The Board of Directors of the Company has duly authorized the execution and delivery by the Company of this First Supplemental Indenture.

     The Trustee has received the consent of at least a majority in principal amount of the Holders of the Securities (each as defined in the Indenture) to this First Supplemental Indenture.

     NOW THEREFORE, each party hereto mutually covenants and agrees as follows for the benefit of the other party and for the equal and ratable benefit of the
Holders:

     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises, for the equal and proportionate benefit of all Holders of the Securities, as follows:

     1. DEFINITIONS. Terms defined in the Indenture as amended hereby and not otherwise defined herein are used herein with the meanings so defined.

     2. SUPPLEMENT TO INDENTURE. Pursuant to Section 8.02 of the Indenture, the Indenture is hereby supplemented as follows:

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          2.1. AMENDMENT TO SECTION 1.01(a). The definition of "CONSOLIDATED NET
INCOME" set forth in Section 1.01(a) of the Indenture is hereby amended to read in its entirety as follows:

          " CONSOLIDATED NET INCOME' means, for any period, the aggregate net income of the Company and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; PROVIDED, HOWEVER, that there shall be excluded therefrom, after giving effect to any related tax effect, (i) gains and losses from Asset Sales or reserves relating thereto, (ii) items classified as extraordinary or nonrecurring, including without limitation income relating to the cancellation of Indebtedness resulting from the Restructuring, (iii) non-cash charges consisting of amortization of excess reorganization value resulting from the Restructuring, (iv) the income (or loss) of any Joint Venture, except to the extent of the amount of cash dividends or other distributions in respect of its capital stock or interest in the Joint Venture actually paid to, and received by, the Company or any of its Subsidiaries during such period by such Joint Venture out of funds legally available therefor, (v) except to the extent includable pursuant to clause (iv), the income (or loss) of any Person accrued or attributable to any period prior to the date it becomes a Subsidiary of the Company or any of its Subsidiaries or that Person's assets (or a portion thereof) are acquired by the Company or any of its Subsidiaries and (vi) the cumulative effect of changes in accounting principles in the year of adoption of such change."

          2.2. AMENDMENT TO SECTION 3.02(a). The first paragraph of Section 3.02(a) of the Indenture is hereby amended to read in its entirety as follows:

          "(a) The Company shall not, nor shall it permit any of its Subsidiaries to, make any Restricted Payment (other than (i) Investments in Affiliates which are not wholly-owned Subsidiaries in an aggregate amount not to exceed $20 million at any time outstanding; (ii) Investments in Borrowing Subsidiaries in an aggregate amount at any time outstanding not to exceed the sum of (x) $30 million less (y) the aggregate amount of outstanding Investments in Affiliates which are not wholly-owned Subsidiaries permitted by clause (i) hereof; (iii) so long as, after giving effect thereto, no Default shall have occurred and be continuing, payments of dividends due and payable on the Company's 8.5% Class A
     Convertible Preferred Stock, $1.00 par value, but only to the extent to which such dividends are paid solely from the proceeds of issuances of equity securities of the Company within 180 days prior to the date of such dividend payment and (iv) so long as, after giving effect thereto, no Default shall have occurred and be continuing, payments made in redemption of shares of the Company's 8.5% Class A

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     Convertible Preferred Stock, $1.00 par value, tendered for redemption pursuant to an offer by the Company to redeem such securities, but only to the extent to which such payments are paid solely from the proceeds of issuances of equity securities of the Company in connection with such redemption) if, after giving effect thereto:"

               2.3. AMENDMENT TO SECTION 3.02(a)(C). Section 3.02(a)(C) of the Indenture is hereby amended to read in its entirety as follows:

          "(C) the aggregate amount of Restricted Payments made subsequent to the date of this Indenture by the Company and its Subsidiaries (other than Restricted Payments permitted by the parenthetical in the first paragraph of this Section 3.02(a)) would exceed the sum of (a) 50% (or minus 100% in the event of a deficit) of aggregate Consolidated Net Income (which is defined to exclude income relating to cancellation of indebtedness and charges consisting of amortization of excess reorganization value, in each case resulting from the Restructuring) of the Company for the period commencing on June 18, 1995 and ending on the last day of the fiscal quarter immediately preceding the date of such payment, less $10.7 million, and (b) the aggregate Net Proceeds, including cash and the Fair Market Value of Property other than cash, received by the Company subsequent to the Issue Date from capital contributions (less the amount of any Net Proceeds which are applied to pay cash dividends on or redeem the Company's 8.5% Class A Convertible Preferred Stock, $1.00 par value, as permitted by clauses (iii) and (iv) of paragraph (a) above), from any of its stockholders or from the issuance or sale (other than to a Subsidiary) subsequent to the Issue Date of shares of its Capital Stock (other than Redeemable Stock) of any class (or rights or warrants to subscribe for or purchase shares of such capital stock) or of any convertible securities or debt obligations which have been converted into, exchanged for or satisfied by the issuance of shares of the Company's Capital Stock (other than Redeemable Stock)."

          2.4. AMENDMENT TO SECTION 3.03(b)(i). Clause (i) of Section 3.03(b) of the Indenture is hereby amended to read in its entirety as follows:

          "(i) Indebtedness evidenced by the Securities, and Indebtedness under the Bank Credit Agreement (including any refinancings thereof) in a maximum principal amount at the time of execution of such Bank Credit Agreement or refinancing (or, in the case of any amendment or modification increasing available credit, at the time of execution of such amendment or modification) not to exceed the greater of (x) $250 million or (y) the sum of $100 million plus 65% of the total inventory of the Company and

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     its Subsidiaries then outstanding (calculated on a "first-in" "first-out"
     basis) plus 85% of the total accounts receivable of the Company and its Subsidiaries then outstanding, subject to one or more permanent reductions of both (x) and (y) as provided in clause (iii) of Section 3.05 and the proviso set forth in the second paragraph of Section 3.06(a);"

          2.5. AMENDMENT TO SECTION 3.03(b)(ii). Clause (ii) of Section 3.03(b) of the Indenture is hereby amended by deleting subclause (y) thereof and relettering subclause (z) as subclause (y).

          2.6. AMENDMENT TO SECTION 3.04. Section 3.04 of the Indenture is hereby amended as follows: (a) Clause (i) of Section 3.04 is amended to read in its entirety as follows: "(i) any Lien existing as of the date of this Indenture and any Lien securing Indebtedness permitted by Section 3.03(b)(i);" and (b) the final paragraph of Section 3.04 is amended to delete the reference to clause (i) therein.

     3. GENERAL. This First Supplemental Indenture is a supplemental indenture within the meaning of the Indenture and may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same First Supplemental Indenture. All provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture and the Indenture, as supplemented by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument. Except as amended by this First Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect. This First Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York without regard to conflicts of laws principles.

     4. TRUSTEE. The Trustee hereby accepts a trust declared and provided by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions contained in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities in the performance of the trust created by the Indenture as hereby amended, and, without limiting the generality of the foregoing, the Trustee has no responsibility for the correctness of the recitals of fact herein contained which shall be taken as the statements of the Company, and makes no representations as to the validity or sufficiency of this First Supplemental Indenture and shall incur no liability or responsibility in respect of the validity thereof.

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     5.   EFFECTIVENESS AND TERMINATION.  This First Supplemental Indenture
shall become effective upon execution by the Company and the Trustee, but shall terminate on January 1, 1997 unless the Principal Closing (as defined) under the Stock Purchase Agreement dated as of July 30, 1996 by and among the Company, Trefoil Capital Investors II, L.P. and GE Investment Private Placement Partners II, A Limited Partnership, shall have occurred prior to such date.



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     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                   THE GRAND UNION COMPANY


                                   By: /s/ Kenneth R. Baum
                                       ------------------------------------
                                       Name:  Kenneth R. Baum
                                       Title: Senior Vice President

                                   IBJ SCHRODER BANK & TRUST COMPANY



                                   By: /s/ Nancy R. Besse
                                       ------------------------------------
                                       Name:  Nancy R. Besse
                                       Title: Vice President


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